SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement              [_]  Confidential, for Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[_]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[_]  Soliciting Material Under Rule
     14a-12



                        BLONDER TONGUE LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                        BLONDER TONGUE LABORATORIES, INC.
                               ONE JAKE BROWN ROAD
                          OLD BRIDGE, NEW JERSEY 08857

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 3, 2002

                                ----------------

To Our Stockholders:

                  The 2002 Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (the "Company") will be held at the Hyatt Regency New Brunswick, 2 Albany Street, New Brunswick, New Jersey 08901, on May 3, 2002, beginning at 10:00 a.m., local time, for the following purposes:

         1. To elect three Directors constituting Class I of the Board of Directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been elected and qualified;

         2. To consider and vote upon an amendment of the Company's 1995 Long Term Incentive Plan to increase the aggregate number of shares which may be issued pursuant to options or restricted stock awards granted thereunder from 900,000 to 1,150,000;

         3. To ratify the appointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for the year ending December 31, 2002; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

                  A Proxy, if properly executed and received in time for the voting, will be voted in the manner directed therein. If no direction is made, such Proxy will be voted FOR all proposals therein.

                  The Board of Directors has fixed the close of business on March 20, 2002, as the record date for determining stockholders entitled to notice of the meeting and to vote at such meeting or any adjournments thereof, and only stockholders of record at the close of business on March 20, 2002, are entitled to notice of and to vote at such meeting or any adjournments thereof.

                  Your attention is directed to the attached Proxy Statement for further information regarding each proposal to be made.

                  You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                        By Order of the Board of Directors


                                        Robert J. Palle, Jr., Executive Vice
                                        President, Chief Operating Officer and
                                        Secretary
April 3, 2002

                                   ----------

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING YOUR PROXY.

                        BLONDER TONGUE LABORATORIES, INC.
                               ONE JAKE BROWN ROAD
                          OLD BRIDGE, NEW JERSEY 08857

                               PROXY STATEMENT FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                   MAY 3, 2002

                  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), to be voted at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency New Brunswick, 2 Albany Street, New Brunswick, New Jersey 08901 on May 3, 2002, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

                  All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised by written notice to the Secretary of the Company, or by delivering a later dated proxy. Attendance at the Annual Meeting will not, without delivery of the written notice described in the immediately preceding sentence, constitute revocation of a proxy. The mailing address of the principal executive offices of the Company is One Jake Brown Road, Old Bridge, New Jersey 08857. The Company's telephone number is
(732) 679-4000. This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about April 3, 2002, together with the Annual Report on Form 10-K for the year ended December 31, 2001.

                  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2005 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposal to amend the 1995 Long Term Incentive Plan by increasing the number of shares of Common Stock available for awards thereunder, and FOR the proposal to ratify the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2002. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not considered to be shares "entitled to vote" (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

                  Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of Directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgement.

                  The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

                  Only owners of record of the common stock, $.001 par value per share, of the Company ("Common Stock") at the close of business on March 20, 2002 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each owner of record on the Record

Date is entitled to one vote for each share of Common Stock of the Company so held. There is no cumulative voting. On the Record Date, there were 7,612,664 shares of Common Stock issued, outstanding and entitled to vote.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

                  The Company's Certificate of Incorporation, as amended, provides that the Board shall consist of between five and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at eight. The term of the current Class I Directors expires at the 2002 Annual Meeting, the term of the current Class II Directors expires at the 2003 Annual Meeting and the term of the current Class III Directors expires at the 2004 Annual Meeting. The successors to each class of Directors whose terms expire at an Annual Meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

                  The Directors whose terms will expire at the 2002 Annual Meeting of Stockholders are John E. Dwight, Robert E. Heaton, and James A. Luksch, all of whom have been nominated by the Board to stand for reelection as Directors at the 2002 Annual Meeting of Stockholders, to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified. Messrs. Dwight, Heaton and Luksch have consented to serve for the new terms, if elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR JOHN E. DWIGHT, ROBERT E. HEATON, AND JAMES A. LUKSCH AS CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                        DIRECTORS AND EXECUTIVE OFFICERS

NOMINEE AND CONTINUING DIRECTORS

                  The   following   table  sets  forth  the  names  and  certain
information about each of the nominees for election as a Director of the Company and the continuing Directors of the Company:

                                                                                                               Director
             Name                                                                                   Age         Since
             ----                                                                                   ---        --------
Nominees for a three-year term expiring in 2005 (Class I Directors):

         John E. Dwight..............................................................................66          1995
         Robert E. Heaton(1) (2) ....................................................................72          1998
         James A. Luksch.............................................................................71          1988

Directors  not standing for election this year whose terms expire in 2003 (Class
II Directors):

         Robert J. Palle, Jr.........................................................................56          1993
         Gary P. Scharmett...........................................................................46          1997
         James H. Williams...........................................................................70          1988

-------------
(1) Since May, 1998, a member of the Compensation Committee of the Board of Directors.
(2) Since June, 2000, a member of the Audit Committee of the Board of Directors

Directors not standing for election this year whose terms expire in 2004 (Class III Directors):

         Robert B. Mayer(1)(2).......................................................................70          1995
         James F. Williams(1)(3).....................................................................44          1993


-------------
(1) Since December, 1995, a member of the Audit Committee of the Board of Directors.
(2) Since December, 1995, a member of the Compensation Committee of the Board of Directors.
(3) Since September, 1997, a member of the Compensation Committee of the Board of Directors.



         Set forth below is a brief summary of the recent business experience and background of each nominee, continuing Director and executive officer:


         JOHN E. DWIGHT became a Director of the Company on December 14, 1995, immediately after the completion of the Company's initial public offering of Common Stock. He was a Senior Vice President of the Company from September, 1997 through December, 2000. Mr. Dwight currently serves as Assistant to the President of the Company. From 1992 until September, 1997, Mr. Dwight served as President of Film Microelectronics, Inc., a designer and manufacturer of microelectronic products.

         ROBERT E. HEATON became a Director of the Company in March, 1998. He also presently serves on the Board of Directors of Calstrip Steel Corp. From April, 1993 through April, 1995, Mr. Heaton served as Vice Chairman of the Stainless Steel Group of Lukens, Inc. From April, 1981, through April, 1993, Mr. Heaton was President and Chief Executive Officer of Washington Steel Corporation until it was acquired by Lukens, Inc. Mr. Heaton is a past Chairman of the Specialty Steel Industry of North America.

         JAMES A. LUKSCH has been the President and Chief Executive Officer and a Director of the Company since November, 1988. He became Chairman of the Board in November, 1994.

         ROBERT B. MAYER became a Director of the Company on December 14, 1995, immediately after the completion of the Company's initial public offering of Common Stock. From 1966 to 1991, he served in various executive positions, including Director and Regional President of Norstar Bank, N.A. (formerly known as Liberty National Bank & Trust Co.), a member of Fleet Financial Group. Mr. Mayer has from time to time served as a part-time instructor at State University of New York at Buffalo and is currently a Director and Chairman of People, Inc. and a member of the Loan Committee, Erie County Regional Industrial Development Corporation.

         ROBERT J. PALLE, Jr. has been the Executive Vice President, Chief Operating Officer and Secretary of the Company since April, 1989. He became a Director of the Company in September, 1993 and served as Interim Treasurer from March through April 2001.

         GARY P. SCHARMETT became a Director of the Company in December, 1997. Since January, 1989, Mr. Scharmett has been a partner in the law firm of Stradley, Ronon, Stevens & Young, LLP, the Company's outside counsel, and also presently serves on the Board of Directors of that firm.

         JAMES F. WILLIAMS became a Director of the Company in September, 1993. He has also served as the President and a Director of Ontario Consolidated Leasing, a heavy equipment leasing company, since March, 1997. Since April, 1996, Mr. Williams has also been the Chairman of the Board and Chief Executive Officer of Integrated Waste Services, Inc. ("IWSI"). U.S. Dismantlement
Corporation ("USDC"), for which Mr. Williams serves as a Director, is an indirect, wholly-owned subsidiary of IWSI. In early 1997, USDC's Board determined to cease operations and liquidate its business. Toward the end of that process, an uncontested, involuntary bankruptcy petition was filed against USDC on May 28, 1997. An order closing this proceeding was issued by the court on December 31, 1997. Mr. Williams is the nephew of Mr. James H. Williams.

         JAMES H. WILLIAMS has been a Director of the Company since November, 1988, and served as Chairman of the Board from the Company's inception until November, 1994. He presently serves as a consultant to the Company under a written agreement.

OTHER EXECUTIVE OFFICERS

         DANIEL J. ALTIERE, 63, has been a Senior Vice President of the Company since April, 1989. Since 1989, he has been responsible for human resources, quality control, manufacturing, warranty service and industrial engineering.

         ERIC S.  SKOLNIK,  37,  has  served as Chief  Financial  Officer of the
Company since May, 2001. He served as Interim Chief Financial Officer of the Company from January, 2001 through April, 2001. He was hired by the Company in May, 2000, as Corporate Controller. From 1994 until May, 2000, Mr. Skolnik worked as a certified public accountant with BDO Seidman, LLP, the Company's independent auditors.

         NORMAN A. WESTCOTT, 61, became Senior Vice President - Operational Services of the Company in October, 1999 and was a Vice President of the Company from July, 1994 until October, 1999. He is responsible for material purchasing and production.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

         During the year ended December 31, 2001, there were seven meetings of the Company's Board of Directors and each Director attended (either in person or via teleconference) at least 75% of the meetings held. The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee.

         COMPENSATION COMMITTEE. The Compensation Committee is currently comprised of Robert B. Mayer, Robert E. Heaton and James F. Williams, all of whom are non-employee Directors. The Compensation Committee is responsible to determine compensation for the Company's executive officers and to administer the Company's stock option plans, except for the 1996 Director Option Plan. This committee held six meetings during 2001, all of which were attended (either in person or via teleconference) by each committee member.

         AUDIT COMMITTEE. The Audit Committee is currently comprised of James F. Williams, Robert B. Mayer and Robert E. Heaton, all of whom are non-employee Directors. The Audit Committee is responsible to make recommendations concerning the engagement of independent public accountants, review the plans and results of the audit engagement with the independent public accountants, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. This committee held four meetings during 2001, all of which were attended (either in person or via teleconference) by each committee member.

         The members of the Audit Committee are independent, as defined in the American Stock Exchange listing standards. The Board of Directors has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors has:

         o reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Company's management;

         o discussed with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements;

         o received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements; and

         o discussed with the Company's independent auditors their independence from the Company and its management.

         Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                        THE AUDIT COMMITTEE
                                        James F. Williams, Chairman
                                        Robert B. Mayer
                                        Robert E. Heaton

DIRECTORS' COMPENSATION

         During calendar year 2001, each non-employee Director of the Company (other than James H. Williams) received an annual retainer of $15,000, payable quarterly, a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic) and a fee of $600 for each committee meeting attended in person ($300 if attendance was telephonic or if attending on the same date as a Board meeting). Each Director was also reimbursed for certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings. During calendar year 2001, Messrs. Luksch, Palle and Dwight did not receive any separate compensation for serving on the Board of Directors or any committees thereof.

         Effective January 1, 2000, the Company enacted a new policy requiring each of the Company's Directors to maintain an investment in the Company's Common Stock during his or her entire tenure as a Director equal to at least $25,000, calculated by taking the greater of (i) the amount paid for such stock by the Director and (ii) the highest fair market value of such stock. Non-employee directors of the Company are encouraged to purchase Company common stock equal to or exceeding one year's annual retainer during any three-year period until they meet this requirement.

         In May, 1998, the stockholders of the Company approved the adoption of the Company's Amended and Restated 1996 Director Option Plan (the "1996 Plan"). Under the 1996 Plan, Directors who are not currently employed by the Company or any subsidiary of the Company and who have not been so employed within the past six months are eligible to receive options from time to time to purchase a number of shares of Common Stock as determined by the Board; provided, however, that no Director may be granted options to purchase more than 5,000 shares of Common Stock in any one calendar year. The exercise price for such shares is the fair market value thereof on the date of grant, and the options vest as determined in each case by the Board of Directors. Options granted under the 1996 Plan must be exercised within ten years from the date of grant. A maximum of 100,000 shares may be awarded under the 1996 Plan which expires January 2, 2006. The plan is administered by the Board of Directors.

         On February 16, 2001, each of the Company's non-employee Directors other than James H. Williams was granted an option under the 1996 Plan to purchase 5,000 shares of Common Stock at an exercise price of $2.88 per share. The options vested on the first anniversary of the date of grant.

         The Company is party to a consulting and non-competition agreement with James H. Williams for the purpose of obtaining advice and counseling from Mr. Williams concerning strategic planning and financial and business matters. Under this agreement, as amended, Mr. Williams is obligated to make himself available to the Company for up to 25 hours per month, in addition to time spent attending to his duties as a member of the Board of Directors of the Company. Mr. Williams is currently paid $157,500 per year for his services under this agreement, subject to adjustment on a basis consistent with adjustments to compensation to the Company's senior management. The agreement provides a cap of $200,000 on payments to be made thereunder during any calendar year. The initial term of this agreement expires on December 31, 2004 and automatically renews thereafter for successive one year terms (subject to termination at the end of any renewal term on at least 90 days' notice). Payments to Mr. Williams under this consulting agreement are in lieu of any other payments in connection with his services as a Director or committee member, other than the reimbursement of certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of the Reporting Persons that no other reports were required with respect to fiscal 2001, all Section 16(a) filing requirements applicable to the Reporting Persons were complied on a timely basis in fiscal 2001, except (i) the Form 3 required for Mr. Skolnik upon becoming a Reporting Person on January 24, 2001 was not filed until March 1, 2001, (ii) an amended Form 5 for Mr. Luksch with respect to transactions in fiscal 2000, reporting a gift of 100,000 shares, was filed on February 8, 2002, (iii) a sale of 2,500 shares by Mr. Luksch on September 7, 2001 was reported on a Form 5 filed on February 8, 2002 and (iv) the Form 5 for each of Messrs. Heaton, Mayer, Scharmett and James F. Williams reporting a stock option award to each for 5,000 shares, granted on July 13, 2000, was filed on March 27, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 28, 2002 by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's Directors, including nominee Directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and Directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                                                                       PERCENT OF CLASS
                         NAME AND ADDRESS OF                             AMOUNT AND NATURE OF            BENEFICIALLY
                       BENEFICIAL OWNER(1)(2)                          BENEFICIAL OWNERSHIP (1)             OWNED
                       ----------------------                          ------------------------        ----------------
James A. Luksch...................................................            1,622,497 (3)                  21.31%
Robert J. Palle, Jr...............................................            1,192,664 (4)                  15.67%
Norman A. Westcott................................................               60,374 (5)                      *
Daniel J. Altiere.................................................               56,750 (6)                      *
Eric S. Skolnik...................................................                4,455 (7)                      *
John E. Dwight....................................................               74,160 (8)                      *
James H. Williams.................................................            1,528,854 (9)                  20.08%
James F. Williams.................................................               86,673 (9)                   1.13%
Gary P. Scharmett.................................................               33,300 (10)                     *
Robert B. Mayer...................................................               21,500 (11)                     *
Robert E. Heaton..................................................               20,000 (12)                     *
All Directors and executive officers as a group (11 persons)......            4,649,054                      58.84%


----------------

*   Less than 1%

(1) Beneficial ownership as of February 28, 2002 for each individual includes shares subject to options held by such persons (but not held by any other person) which are exercisable within 60 days after such date. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. This table contains information furnished to the Company by the respective stockholders or contained in filings made with the Commission.

(2) The address for each beneficial owner is c/o Blonder Tongue Laboratories, Inc. One Jake Brown Road, Old Bridge, NJ 08857.

(3) Includes 10,927 shares of Common Stock owned of record by two trusts of which Mr. Luksch is the trustee, nine shares of Common Stock owned of record by an estate of which Mr. Luksch is the executor and 200,000 shares of Common Stock held of record by Mr. Luksch's spouse, as to which Mr. Luksch expressly disclaims beneficial ownership.

(4) Includes 200,000 shares owned of record by a limited liability company of which Mr. Palle and his wife are the sole members.

(5) Includes 47,367 shares of Common Stock underlying options granted by the Company.

(6) Includes 55,173 shares of Common Stock underlying options granted by the Company.

(7) Includes 3,667 shares of Common Stock underlying options granted by the Company.

(8) Includes 46,850 shares of Common Stock underlying options granted by the Company.

(9) James H. Williams has granted to James F. Williams the option to purchase 52,173 shares of Company Common Stock which he owns. These shares are included in the beneficial ownership of both Directors. Beneficial ownership for James F. Williams also includes 19,500 shares of Common Stock underlying options granted by the Company.

(10)Includes 27,000 shares of Common Stock underlying options granted by the Company.

(11)Includes 19,500 shares of Common Stock underlying options granted by the Company, 500 shares of Common Stock held of record by Mr. Mayer's adult son, as to which Mr. Mayer expressly disclaims beneficial ownership and 200 shares of Common Stock held of record by Mr. Mayer's spouse.

(12)Includes 17,000 shares of Common Stock underlying options granted by the Company.

                             EXECUTIVE COMPENSATION

SUMMARY

         The following table sets forth certain summary information concerning compensation paid or accrued for services rendered to the Company in all capacities for the year ended December 31, 2001 and two prior fiscal years with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers during 2001 and whose salary plus bonus during 2001 exceeded $100,000.

                                                   SUMMARY COMPENSATION TABLE

                                                      ANNUAL                    LONG-TERM
                                                   COMPENSATION                COMPENSATION
                                           -------------------------------     ------------

                                                                                SECURITIES
                NAME AND                                                        UNDERLYING         ALL OTHER
           PRINCIPAL POSITION              YEAR   SALARY ($)   BONUS($)(1)      OPTIONS(#)    COMPENSATION($)(2)
           ------------------              ----   ----------   -----------     -----------    ------------------
James A. Luksch........................    2001    341,000 (3)       0            ---               8,856
  President and Chief Executive            2000    325,000           0            ---               7,611
  Officer                                  1999    325,000           0            ---               7,126

Robert J. Palle, Jr....................    2001    266,000 (4)       0            ---              12,358
  Executive Vice President, Chief          2000    253,000           0                              3,483
  Operating Officer and Secretary          1999    253,000           0            ---               3,327

                                                                                  ---

Daniel J. Altiere .....................    2001    162,081           0          12,000              5,159
  Senior Vice President                    2000    154,056           0          10,000              4,868
                                           1999    143,688           0            ---               4,821

Norman A. Westcott.....................    2001    129,331           0          12,000              5,015
  Senior Vice President - Operational      2000    124,427           0          10,000              4,996
  Services                                 1999    120,000           0           6,000              4,491

Eric S. Skolnik........................    2001    104,146           0           8,000              3,345
  Vice President, Chief Financial          2000     54,135 (5)       0           3,000                 32
  Officer and Treasurer                    1999        ---         ---            ---                 ---

------------------

(1) Bonus amounts for each year include bonuses earned by each individual under the Company's Executive Officer Bonus Plan based on the Company's financial performance during such year. These amounts are paid to such individuals in the year after that in which they accrue.

(2) Represents reimbursement of life insurance premiums, matching contributions paid by the Company under its 401(k) plan and costs of preparations of individual tax returns. Amounts paid in 2001 for life insurance were $1,236, $258, $54, $396 and $396; matching contributions under the Company's 401(k) plan were $5,250, $5,250, $3,300, $4,763 and $3,519; and amounts paid for preparation of tax returns were $2,370, $12,850, $0, $0, and $1,100 for Messrs. Luksch, Palle, Skolnik, Altiere, and Westcott, respectively. Amounts paid in 2000 for life insurance were $1,136, $258, $54, $396, $396; matching contributions under the Company's 401(k) plan were $5,250, $2,100, $0, $4,472 and $3,500; and amounts paid for preparation of tax returns were $1,125, $1,125, $0, $0, and $1,000 for Messrs. Luksch, Palle, Skolnik, Altiere and Westcott, respectively. Amounts paid in 1999 for life insurance were $1,001, $202, $0, $543 and $350; matching contributions under the Company's 401(k) plan were $5,000, $2,000, $0, $428 and $3,041; and amounts paid for preparation of tax returns were $1,125, $1,125, $0, $0 and $1,100 for Messrs. Luksch, Palle, Skolnik, Altiere and Westcott, respectively.

(3) Mr. Luksch's accrued annual salary for the period ending December 31, 2001 was $341,000, however, due to timing issues the actual cash paid for the period ending December 31, 2001 was $325,000. The unpaid balance was paid to Mr. Luksch during 2002.

(4) Mr. Palle's accrued annual salary for the period ending December 31, 2001 was $266,000, however, due to timing issues the actual cash paid for the period ending December 31, 2001 was $253,000. The unpaid balance was paid to Mr. Palle during 2002.

(5) Represents compensation paid to Mr. Skolnik from the commencement of his employment at the Company in May 2000 through December 31, 2000.

STOCK OPTIONS

         The following table provides information with respect to the named executive officers concerning options granted to them during fiscal year 2001.

                                                 OPTION GRANTS IN 2001
                                                                                                POTENTIAL REALIZABLE
                               NUMBER OF           PERCENT OF                                     VALUE AT ASSUMED
                                SHARES           TOTAL OPTIONS     EXERCISE                       ANNUAL RATES FOR
                              UNDERLYING           GRANTED TO      OR BASE                          OPTION TERM
                                OPTIONS           EMPLOYEES IN      PRICE        EXPIRATION        -------------
          NAME                GRANTED (#)             2001         ($/SH.)          DATE          5%           10%
          ----                -----------         ------------     -------       ----------       --           ---
James A. Luksch...............     ---                ---            ---            ---            ---          ---
Robert J. Palle, Jr. .........     ---                ---            ---            ---            ---          ---
Daniel J. Altiere.............   12,000              7.69           2.88         2/14/2011       21,735       55,080
Norman A. Westcott............   12,000              7.69           2.88         2/14/2011       21,735       55,080
Eric S. Skolnik...............    8,000              5.13           2.88         2/14/2011       14,490       36,720


OPTION EXERCISES AND HOLDINGS

         The following table provides information with respect to the named executive officers concerning the exercise of options during fiscal year 2001 and unexercised options held as of December 31, 2001.


                                            AGGREGATED OPTION EXERCISES IN 2001
                                         AND OPTION VALUES AS OF DECEMBER 31, 2001

                                                     NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
                     SHARES ACQUIRED      VALUE          UNEXERCISED OPTIONS AT               MONEY OPTIONS AT
                     ON EXERCISE(#)    REALIZED($)        DECEMBER 31, 2001(#)             DECEMBER 31, 2001($)(1)
                     ---------------   ----------    -------------------------------    ----------------------------
          NAME                                       EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----                                       -----------       -------------    -----------    -------------
James A. Luksch.........      ---          ---          ---                 ---             ---            ---
Robert J. Palle, Jr.....      ---          ---          ---                 ---             ---            ---
Daniel J. Altiere.......      ---          ---         51,173             18,666           13,282         9,720
Norman A. Westcott......      ---          ---         43,367             20,666            ---           9,720
Eric S. Skolnik.........      ---          ---          1,000             10,000            ---           6,480

----------
(1) These columns represent the difference on December 31, 2001 between the closing market price of the Company's common stock and the option exercise price.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of James F. Williams, Robert B. Mayer and Robert E. Heaton. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2001. None of the executive officers of the Company has served on the board of directors, the compensation committee or any other board committee performing equivalent functions of any other entity, any of whose officers served either on the Board of Directors or the Compensation Committee of the Company.

EMPLOYMENT CONTRACTS

         In August 1995, Mr. Altiere and the Company entered into an employment agreement which provides that Mr. Altiere is entitled to receive his base salary for one year following termination of his employment by the Company without cause. Upon his disability, Mr. Altiere is also entitled to receive his base annual salary for one year.

                        REPORT OF COMPENSATION COMMITTEE
                       ON EXECUTIVE COMPENSATION POLICIES

GENERAL

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The objective of the Company in setting executive compensation has been to attract, retain and motivate qualified executives to manage the Company's business and affairs so as to foster sales and earnings growth, achieve significant current profits and maximize stockholder value. Executive compensation in the aggregate is made up principally of annual base salary, bonus, and awards of stock options under the Company's 1995 Long Term Incentive Plan.

         Generally, annual salary adjustments and bonuses for executive officers other than Messrs. Luksch and Palle have been established by Mr. Luksch with the concurrence of the Compensation Committee. The annual salary adjustments and bonuses for Messrs. Luksch and Palle are determined by the Compensation Committee, subject to Board approval. An annual performance evaluation of each executive officer is conducted, upon which a salary adjustment is determined. The performance evaluation focuses on the executive's performance during the past year of the responsibilities of his position, the executive's improvement in areas where any deficiencies may have been noted in the past, and the executive's achievement of any specific goals and objectives which may have been established for such executive, including achievement of budget objectives. The Company's overall profit for the fiscal year and the executive's individual contribution to that profit are also considered. As is typical for most corporations, the assessment of individual performance contributions is in most cases subjective and not conditioned upon the achievement of any specific, pre-determined performance targets.

         In February, 1997, the Compensation Committee implemented the Executive Officer Bonus Plan ("Executive Bonus Plan"). The Compensation Committee believes that a combination of base salary, cash bonus awards under the Executive Bonus Plan and the award of stock options and/or restricted stock awards will support the short-term and long-term strategic objectives of the Company and will reward individual performance and the value created for stockholders. Cash bonus awards under the Executive Bonus Plan are paid to officers during a particular fiscal year based upon and relating to the financial performance of the Company during the prior fiscal year. During the first quarter of each fiscal year of the Company, the Compensation Committee designates which of the Company's executive officers are to participate in the Executive Bonus Plan for that year. Also during the first quarter, the Compensation Committee establishes one or more objective performance goals for each participant, together with a maximum dollar bonus opportunity for the participant and a formula to determine bonus payments based on the achievement of the goal(s). In no event may the bonus for any participant exceed 100% of such participant's base salary.

         The performance goals are expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding. Performance goals need not be uniform among participants.

         After the Company's financial results for a fiscal year have been determined, the Compensation Committee certifies the level of performance goal attainment and the potential bonus payment for each participant. The Compensation Committee has full authority to reduce the amount that would otherwise be payable to any participant for a fiscal year.

         For 2001, bonuses under the Executive Bonus Plan were only to be awarded if the Company's diluted earnings per share in 2001 were at least equal to 120% of its average annual diluted earnings per share for calendar years 1998, 1999 and 2000. This threshold requirement for the payment of bonuses was not met for fiscal 2001, therefore no bonuses were awarded under the Executive Bonus Plan. Each of the named executive officers in the Summary Compensation Table herein was eligible to participate in the Executive Bonus Plan during 2001. If awarded, bonuses earned during the 2001 fiscal year under the Executive Bonus Plan (included as bonuses earned during 2001 in the Summary Compensation Table herein but payable in 2002) were to be based on a percentage of each recipient's annual salary for 2001 equal to the percentage increase in the Company's diluted earnings per share for fiscal 2001 over the average annual diluted earnings per share for calendar years 1999, 2000 and 2001, multiplied by a multiplier between 1.0 and 1.5 determined on an individual basis by the Compensation Committee, subject to a maximum amount equal to 100% of such recipient's 2001 base annual salary.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Luksch has been President and Chief Executive Officer of the Company since it commenced operations in 1988. His compensation includes the same elements and performance measures as the compensation of the Company's other executive officers.

         Mr. Luksch's annual salary, which had been $325,000 since January 1999, was increased to $341,000 effective January 1, 2001 and is expected to remain at this level during 2002. Mr. Luksch received no bonus and no stock options during fiscal year 2001. The Committee believes that Mr. Luksch's overall compensation is fair and reasonable. This assessment is a subjective determination and is not quantitatively related to the Company's performance.

                                        THE COMPENSATION COMMITTEE
                                        Robert B. Mayer, Chairman
                                        Robert E. Heaton
                                        James F. Williams


                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total return during the period from December 31, 1996 to December 31, 2001, for the Company's Common Stock, the AMEX Market Value Index and the Dow Jones Electrical Components & Equipment Industry Group Index. This graph assumes the investment of $100 in the Company's Common Stock, the stock in the companies presented in the AMEX Market Value Index and the stock in the companies comprising the Dow Jones Electrical
Components & Equipment Industry Group Index on January 1, 1997 and the reinvestment of all dividends.


[THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

----------------------------------------------------------------------------------------------------
                 12/31/96       12/31/97        12/31/98      12/31/99      12/31/00       12/31/01
----------------------------------------------------------------------------------------------------
BDR                100.00         162.06           86.34         65.16         40.73          48.09
----------------------------------------------------------------------------------------------------
AMEX               100.00         117.37          118.12        150.34        153.91         145.32
----------------------------------------------------------------------------------------------------
DJEI               100.00         111.11          126.46        180.15        110.40          77.64
----------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

         The President's daughter and son-in-law, Emily Nikoo and Nezam Nikoo, are a marketing manager and senior engineer for the Company, respectively. In addition, Ms. Nikoo heads the Company's task force for the promotion of its interdiction product line. The annual compensation for Ms. Nikoo in 2001 was $113,625. The annual compensation for Mr. Nikoo was $110,465. In 2001, Ms. Nikoo was granted options under the 1995 Plan to purchase 10,000 shares of Common Stock at a price of $2.88 per share, vesting over three years at one-third per year, commencing on February 16, 2002. In 2001, Mr. Nikoo was granted options under the 1995 Plan to purchase 10,000 shares of Common Stock at a price of $2.88 per share, vesting over three years at one-third per year, commencing on February 16, 2002.


           PROPOSAL NO. 2 - AMENDMENT OF 1995 LONG TERM INCENTIVE PLAN

         At the Annual Meeting, stockholders will be presented with a proposal to increase the number of shares subject to the Company's 1995 Long Term Incentive Plan, as heretofore amended (the "1995 Plan"), by 250,000 shares. Previously, stockholders have approved a total of 900,000 shares of Common Stock for issuance under the 1995 Plan. Options to purchase a total of 766,500 shares of Common Stock (not including conditionally granted stock option) at exercise prices ranging from $2.79 to $8.63 per share have been granted and remain outstanding under the 1995 Plan as of February 28, 2002. No restricted shares have been awarded under the 1995 Plan. The full text of the proposed amendment to the 1995 Plan is set forth in Exhibit A to this Proxy Statement. The foregoing description of such proposed amendment is qualified in its entirety by reference to the text of Exhibit A hereto.

         The Board of Directors has historically sought to employ the 1995 Plan as a long-term incentive for its management and employees to enhance stockholder value. Because options granted under the 1995 Plan are generally granted at fair market value of the Common Stock on the date of grant, any value which ultimately accrues to optionees from such options is based entirely on the Company's performance following the date of grant, as perceived by stockholders who establish the price for the Company's shares. The proposed amendment increasing the number of shares subject to the 1995 Plan will permit further grants under such plan, thereby allowing the Company to continue creating incentives for its management and employees to enhance stockholder value. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to amend the 1995 Plan as described above.

         Following the approval of the amendment to the 1995 Plan described above, but subject to stockholder approval, the Board of Directors conditionally granted options to purchase an aggregate of 301,500 shares of Common Stock at an exercise price of $3.43 per share to certain individuals. The table below summarizes these conditionally granted stock options and provides other information as to the persons to whom such stock options were granted. The remaining shares of Common Stock which approval of this Proposal No. 2 would make subject to the 1995 Plan will be used to make additional grants of stock options from time to time to persons eligible to receive such options.

                                                    NEW PLAN BENEFITS
                                        1995 LONG TERM INCENTIVE PLAN, AS AMENDED

                                                                                          Market Value of Shares
                                 Number of Shares Underlying                                Underlying Options
                                 Options Granted Subject to       Option Exercise           Granted Subject to
Name and Position              Stockholder Approval (#)(1)(2)    Price Per Share ($)    Stockholder Approval ($)(3)
-----------------              ------------------------------    -------------------    ---------------------------
Daniel J. Altiere                          25,000                      $3.43                    $87,000
  Senior Vice President

Norman A. Westcott                         25,000                      $3.43                    $87,000
  Senior Vice President -
  Operational Services

Eric S. Skolnik                            25,000                      $3.43                    $87,000
  Vice President, Chief
  Financial Officer and
  Treasurer

John E. Dwight                             10,000                      $3.43                    $34,800
  Nominee for Director,
  Assistant to the President

Kant Mistry                                20,000                      $3.43                    $69,600
  Chief Technology Officer

Emily Nikoo                                17,500                      $3.43                    $60,900
  Marketing Manager

Nezam Nikoo                                17,500                      $3.43                    $60,900
  Senior Engineer

Executive Officer Group                    75,000                      $3.43                   $261,000

Non-Executive Officer                     226,500                      $3.43                   $788,220
  Employee Group
----------------

(1) These stock options were granted by the Board of Directors subject to stockholder approval of Proposal No. 2 to increase the number of shares eligible for issuance under the 1995 Plan. The stock options expire 10 years from the date of grant.
(2) These stock options vest and become exercisable, subject to stockholder approval, in three substantially equal annual installments on the first, second and third anniversaries of the date of grant.
(3) The market value is based on the March 26, 2002 closing price of $3.48 per share of Common Stock on the American Stock Exchange.

SUMMARY DESCRIPTION OF THE 1995 PLAN

         The 1995 Plan was adopted by the Board of Directors and stockholders on October 3, 1995. It provides for grants of "incentive stock options" or nonqualified stock options, and awards of restricted stock, to executives and key employees, including officers and employee Directors. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, which determines the optionees and the terms of the options granted under the 1995 Plan, including the exercise price, number of shares subject to the option and the exercisability thereof, as well as the recipients and number of shares awarded for restricted stock awards; provided, however, that no employee may receive stock options or restricted stock awards which would result, separately or in combination, in the acquisition of more than 100,000 shares of Common Stock of the Company under the 1995 Plan. The exercise price of incentive stock options granted under the 1995 Plan must be equal to at least the fair market value of the Common Stock on the date of grant. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the Common Stock on the date of grant, and the term of the option may not exceed five years. The term of all other incentive stock options granted under the 1995 Plan may not exceed ten years. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which an incentive stock option may for the first time become exercisable in any calendar year may not exceed $100,000. The exercise price for nonqualified stock options is established by the Compensation Committee, and may be more or less than the fair market value of the Common Stock on the date of grant.

         Generally, options granted under the 1995 Plan are exercisable over the term of the option, depending upon the optionee's years of service with the Company at the time of grant, as provided by the Compensation Committee. Upon any merger or consolidation, if the Company is not the surviving corporation, all outstanding options granted shall terminate unless such options are assumed or other options are substituted therefor by the successor corporation, or the vesting of such shares is accelerated by the Compensation Committee.

         Under the 1995 Plan awards may be made to key executive employees of restricted stock which is forfeitable unless the employee remains in the employ of the Company for five years and does not violate other terms of the award, such as non-transferability. Exceptions to forfeiture are provided for the cases of retirement at age 65 or death while in employment.

         The Board of Directors may, upon recommendation of the Compensation Committee and without stockholder approval, terminate the 1995 Plan at any time or modify the 1995 Plan to make certain administrative changes, such as changes imposed by changing tax laws. The Board of Directors may not, without stockholder approval, increase the total number of shares of Common Stock subject to the 1995 Plan, change the class of persons eligible to receive grants under the 1995 Plan or increase the benefits accruing to persons granted options or restricted stock awards under the 1995 Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1995 PLAN

         The federal income tax consequences of an employee's participation in the 1995 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 1995 Plan. All participants have been and are encouraged to consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         INCENTIVE STOCK OPTIONS. If an option granted under the 1995 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

         If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as a long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

         If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock on the date of exercise and the purchase price will be treated as compensation income, even if the fair market value on the date of exercise was greater than the value at the time of the transaction). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as a long-term capital gain if the shares have been held for more than one year following the exercise of the option.

         The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

         In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code of 1986, as amended ("Code").

         NONQUALIFIED STOCK OPTIONS. Nonqualified stock options granted under the 1995 Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

         The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

         In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

         RESTRICTED STOCK AWARDS. Generally, the grant of a restricted stock award does not immediately produce taxable income to a recipient or a tax deduction to the Company. At the time the restrictions and conditions expire, however, a recipient will recognize ordinary income in an amount equal to the fair market value of the shares on the date the restrictions and conditions expire and the Company will be entitled to a corresponding income tax deduction. A recipient who elects under Section 83(b) of the Code within 30 days after the date of the grant, however, will have ordinary income on the date of the grant equal to the fair market value on that date of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. With respect to the sale or exchange of shares after the restrictions have expired, the holding period to determine whether the recipient has a long-term or short-term capital gain or loss will commence on the date the restrictions expire. If the recipient makes a timely election pursuant to Section 83(b) of the Code, to be taxed as of the date of the grant, the holding period will commence on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of grant as if the shares were unrestricted and could be sold immediately. If no election has been made under Section 83(b) of the Code, any dividends received from the restricted stock while the restrictions are in effect will be taxed as additional compensation, and the Company will be entitled to a corresponding compensation deduction. Otherwise, dividends paid on restricted stock will be taxed to the recipient at ordinary income rates and will not be deductible by the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE PROPOSED AMENDMENT OF THE 1995 PLAN

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1995 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 900,000 SHARES TO 1,150,000 SHARES. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                  PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected BDO Seidman, LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2002. BDO Seidman, LLP were the Company's independent auditors for the fiscal year ended December 31, 2001 and are considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect in the Company or any of its subsidiaries, in any capacity. One or more representatives of BDO Seidman, LLP is expected to be present at this year's Annual Meeting of Stockholders with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended December 31, 2001.

         Although the submission of the appointment of BDO Seidman, LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the Board will not be bound to seek other independent auditors for 2002, but the selection of other independent auditors will be considered in future years.

AUDIT AND OTHER FEES PAID TO INDEPENDENT AUDITORS

    AUDIT FEES

         For the fiscal year ended December 31 2001, the aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2001 were approximately $162,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The  Company  did not engage  BDO  Seidman,  LLP to provide  advice and
related   services   regarding   financial   information   systems   design  and
implementation during the fiscal year ended December 31, 2001.

    ALL OTHER FEES

         For the fiscal year ended December 31, 2001, the aggregate fees incurred by the Company to BDO Seidman, LLP for all other services (other than audit services and financial information systems design and implementation services) were approximately $90,000. These fees include approximately $62,000 for tax services and approximately $16,000 for audits of the Company's 401(k) and pension plans.

         The audit committee has reviewed the non-audit services currently provided by our independent auditors and has considered whether the provision of such services is compatible with maintaining the independence of our independent auditors.

RECOMMENDATION OF THE BOARD CONCERNING THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                 OTHER BUSINESS

         Management knows of no other matters that will be presented at the Annual Meeting of Stockholders. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be included in the Company's proxy statement for presentation at the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company's Chief Financial Officer at One Jake Brown Road, Old Bridge, New Jersey 08857 on or before December 4, 2002, to be eligible for inclusion in such proxy statement.

         If notice of a stockholder proposal intended to be presented at the 2003 Annual Meeting of Stockholders is not received by the Company on or before February 17, 2003 (whether or not the stockholder wishes the proposal to be included in the proxy statement for such annual meeting), the Company (through management proxy holders) may exercise discretionary voting authority on such proposal when and if the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

                                    FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO ERIC SKOLNIK, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

                                        By Order of the Board of Directors


                                        James A. Luksch
                                        Chairman of the Board, Chief Executive
                                        Officer and President


Date:  April 3, 2002
Old Bridge, New Jersey

                                                                       EXHIBIT A

                              PROPOSED AMENDMENT TO
                          1995 LONG TERM INCENTIVE PLAN

                               FOURTH AMENDMENT TO
                        BLONDER TONGUE LABORATORIES, INC.
                          1995 LONG TERM INCENTIVE PLAN



         The Blonder Tongue Laboratories, Inc. 1995 Long Term Incentive PLAN, as heretofore amended (the "PLAN"), is hereby amended as follows:

     1. The first sentence of Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

               "Subject to adjustment pursuant to the provisions of Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold or awarded under the Plan shall not exceed
               1,150,000 shares, of which shares issued and sold pursuant to Incentive Stock Options under the Plan shall not exceed 1,125,000 and shares subject to restricted stock awards may not exceed 25,000."

     2. Ratification. Except as expressly set forth in this Fourth Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

     3. Effective Date. The effective date of this Fourth Amendment to the Plan shall be February 22, 2002.

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                        BLONDER TONGUE LABORATORIES, INC.

                                   MAY 3, 2002





                 Please Detach and Mail in the Envelope Provided

A   /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                            FOR            WITHHOLD       NOMINEES:  John E. Dwight
1.  Election of three Class I               [ ]              [ ]                     Robert E. Heaton
    Directors to hold office                                                         James A. Luksch
    until the 2005 Annual Meeting
    of Stockholders or until their
    successors have been elected and qualified.

(To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------


                                                FOR        AGAINST       ABSTAIN
2.  Proposal to amend 1995 Long                 [ ]          [ ]           [ ]
    Term Incentive Plan to increase
    shares issuable pursuant to
    options or grants thereunder
    from 900,000 to 1,125,000
                                                FOR        AGAINST       ABSTAIN
3.  Proposal to ratify the appointment          [ ]          [ ]           [ ]
    of BDO Seidman, LLP as independent
    auditors for the fiscal year ending
    December 31, 2002.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments thereof. If no direction is made on this Proxy Card, this Proxy will be voted FOR the election of all nominees to serve as Class I Directors and FOR proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE  _____________________________________________________________

SIGNATURE IF HELD JOINTLY ______________________________________________

DATED: ___________ , 2002

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

                        BLONDER TONGUE LABORATORIES, INC.

                               ONE JAKE BROWN ROAD

                              OLD BRIDGE, NJ 08857

                  PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS
                  ---------------------------------------------

                                   MAY 3, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Undersigned hereby appoints James A. Luksch and Robert J. Palle, Jr., and either of them (with full power to act alone), as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this Proxy Card, all shares of Common Stock of Blonder Tongue Laboratories, Inc. ("the Company") held of record by the undersigned on the record date of March 20, 2002, at the Annual Meeting of Stockholders to be held on May 3, 2002 and at any postponements or adjournments thereof, all as in accordance with the Notice of Annual Meeting of Stockholders and Proxy Statement furnished with this Proxy.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)